Exhibit 107

Calculation of Filing Fee Tables

424(b)(3)

(Form Type)

DIGITALBRIDGE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Stock, $0.04 par value per share	Other	500,000	$11.345 (1)	$5,672,500 (1)	$0.0001102	$625.11
	Total Offering Amounts					$5,672,500		$625.11
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$625.11

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Class A common stock of the Registrant as reported on the New York Stock Exchange on March 29, 2023, which was $11.345 per share.